      As filed with the Securities and Exchange Commission on June 9, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                              BROADCOM CORPORATION
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                      33-0480482
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)

                                   ----------

                          EPIGRAM, INC. 1996 STOCK PLAN

                       MAVERICK NETWORKS 1998 STOCK PLAN

            STOCK OPTION GRANTS TO THREE EMPLOYEES OF ARMEDIA, INC.

                                   ----------

                            (Full title of the Plans)

                                   ----------

                          HENRY T. NICHOLAS III, PH.D.
               PRESIDENT, CHIEF EXECUTIVE OFFICER AND CO-CHAIRMAN
                              BROADCOM CORPORATION
                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)

                                 (949) 450-8700
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM
               TITLE OF SECURITIES               TO BE          OFFERING PRICE          AGGREGATE             AMOUNT OF
                TO BE REGISTERED             REGISTERED(1)        PER SHARE           OFFERING PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Epigram, Inc. 1996 Stock Plan
Class A Common Stock, $.0001 par value       328,690 shares        $92.9375(2)      $30,547,626.88(2)         $ 8,492.24
Class B Common Stock, $.0001 par value       328,690 shares        $   6.51(3)      $ 2,139,771.90(3)         $   594.86

Maverick Networks 1998 Stock Plan
Class A Common Stock, $.0001 par value       290,191 shares        $92.9375(2)      $26,969,626.06(2)         $ 7,497.56
Class B Common Stock, $.0001 par value       290,191 shares        $   4.69(3)      $ 1,360,995.79(3)         $   378.36

Stock Option Grants to three employees
of Armedia, Inc.
  Class A Common Stock, $.0001 par value       5,036 shares        $92.9375(2)      $   468,033.25(2)         $   130.11
  Class B Common Stock, $.0001 par value       5,036 shares        $   0.03(3)      $       151.08(3)         $     0.04
----------------------------------------------------------------------------------------------------------------------------
Total                                                                               $61,486,204.96            $17,093.17
============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Broadcom's Class A or Class B Common Stock which become issuable under the Epigram, Inc. 1996 Stock Plan, the Maverick Networks 1998 Stock Plan and the Nonstatutory Stock Option Agreements between Armedia, Inc. and three employees of Armedia, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom's receipt of consideration which results in an increase in the number of Broadcom's outstanding shares of Class A or Class B Common Stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the high and low selling prices per share of Broadcom's Class A Common Stock on June 2, 1999, as reported on the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of the outstanding options. The Class B Common Stock is not listed on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Broadcom Corporation ("Broadcom") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) Broadcom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999;

         (b) Broadcom's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the Commission on May 17, 1999;

         (c) Broadcom's Current Reports on Form 8-K filed with the Commission on January 27, 1999, April 28, 1999 and June 1, 1999; and

         (d) Broadcom's Registration Statement No. 000-23993 on Form 8-A filed with Commission on April 6, 1998, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Broadcom's Class A Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Agent"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  The terms, rights and provisions applicable to the Class A Common Stock are set forth in Broadcom's Registration Statement No. 000-23993 on Form 8-A which is incorporated by reference into this Registration Statement pursuant to Item 3(d). The shares of the Class B Common Stock are substantially identical to the shares of Class A Common Stock, except that the holders of Class A Common Stock are entitled to one (1) vote per share and the holders of the Class B Common Stock are entitled to ten (10) votes per share on all matters submitted to shareholder vote. Holders of shares of Class A Common Stock and holders of shares of Class B Common Stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law or with respect to a proposed issuance of additional shares of Class B Common Stock, which issuance requires the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class. Each share of Class B Common Stock is convertible at the option of the holder into one (1) share of Class A

Common Stock and will automatically convert into one (1) share of Class A Common Stock upon the sale of the Class B Common Stock by the original holder.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  Broadcom's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the "California Law"). Under the California Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law or (vii) improper dividends, loans and guarantees under Section 316 of the California Law. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom's shareholders for any violation by a director of the director's fiduciary duty to Broadcom or its shareholders.

                  Broadcom's Articles of Incorporation also include an authorization for Broadcom to indemnify its "agents" (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom's Bylaws provide for indemnification of Broadcom's directors, officers and employees. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom's Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Law and Broadcom's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number             Exhibit
--------------             -------
     4.1                   Instruments Defining the Rights of Stockholders.
                           Reference is made to Broadcom's Registration
                           Statement No. 000-23993 on Form 8-A, together with
                           the amendments and exhibits thereto, which is
                           incorporated herein by reference pursuant to Item
                           3(d).

     5.1                   Opinion and consent of Brobeck, Phleger & Harrison
                           LLP.

    23.1                   Consent of Ernst & Young LLP, Independent
                           Auditors.

    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

    24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

    99.1                   Epigram, Inc. 1996 Stock Plan, as amended.

    99.2                   Form of Stock Option Agreement - Early Exercise for
                           Epigram, Inc. 1996 Stock Plan.

    99.3                   Maverick Networks 1998 Stock Plan.

    99.4                   Form of Notice of Stock Option Grant for Maverick
                           Networks 1998 Stock Plan.

    99.5                   Form of Restricted Stock Purchase Agreement for
                           Unvested Shares for Maverick Networks 1998 Stock
                           Plan.

    99.6                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Nancy Clark.

    99.7                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Ajeya Prabhakar.

    99.8                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Sam Sambasivam.

    99.9                   Form of Option Assumption Agreement - Epigram Plan.

    99.10                  Form of Option Assumption Agreement - Maverick Plan.

    99.11                  Form of Option Assumption Agreement - Armedia Grants
                           Outside Option Plan.


Item 9.  Undertakings

                  A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Epigram, Inc. 1996 Stock Plan, the Maverick Networks 1998 Stock Plan, Stock Option Grant to Ms. Clark, Stock Option Grant to Mr. Prabhakar or Stock Option Grant to Mr. Sambasivam.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on this 9th day of June, 1999.

                                      BROADCOM CORPORATION


                                      By: /s/ Henry T. Nicholas III
                                          --------------------------------------
                                              Henry T. Nicholas III, Ph.D.
                                              President, Chief Executive Officer
                                              and Co-Chairman


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Henry T. Nicholas III and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                              DATE

/s/ Henry T. Nicholas III                       President, Chief Executive Officer              June 9, 1999
----------------------------------------        and Co-Chairman
Henry T. Nicholas III, Ph.D.                    (Principal Executive Officer)


/s/ Henry Samueli                               Vice President of Research &                    June 9, 1999
----------------------------------------        Development, Chief Technical Officer
Henry Samueli, Ph.D.                            and Co-Chairman


/s/ William J. Ruehle                           Vice President and Chief Financial              June 9, 1999
----------------------------------------        Officer (Principal Financial and
William J. Ruehle                               Accounting Officer)

SIGNATURE                                       TITLE                                              DATE

/s/ Alan E. Ross                                Director                                        June 9, 1999
----------------------------------------
Alan E. Ross


/s/ Myron S. Eichen                             Director                                        June 9, 1999
----------------------------------------
Myron S. Eichen


/s/ Werner F. Wolfen                            Director                                        June 9, 1999
----------------------------------------
Werner F. Wolfen

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------
     4.1                   Instruments Defining the Rights of Stockholders.
                           Reference is made to Broadcom's Registration
                           Statement No. 000-23993 on Form 8-A, together with
                           the amendments and exhibits thereto, which is
                           incorporated herein by reference pursuant to Item
                           3(d).

     5.1                   Opinion and consent of Brobeck, Phleger & Harrison
                           LLP.

    23.1                   Consent of Ernst & Young LLP, Independent
                           Auditors.

    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

    24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

    99.1                   Epigram, Inc. 1996 Stock Plan, as amended.

    99.2                   Form of Stock Option Agreement - Early Exercise for
                           Epigram, Inc. 1996 Stock Plan.

    99.3                   Maverick Networks 1998 Stock Plan.

    99.4                   Form of Notice of Stock Option Grant for Maverick
                           Networks 1998 Stock Plan.

    99.5                   Form of Restricted Stock Purchase Agreement for
                           Unvested Shares for Maverick Networks 1998 Stock
                           Plan.

    99.6                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Nancy Clark.

    99.7                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Ajeya Prabhakar.

    99.8                   Nonstatutory Stock Option Agreement between Armedia,
                           Inc. and Sam Sambasivam.

    99.9                   Form of Option Assumption Agreement - Epigram Plan.

    99.10                  Form of Option Assumption Agreement - Maverick Plan.

    99.11                  Form of Option Assumption Agreement - Armedia Grants
                           Outside Option Plan.